Exhibit 99.2

Q3 2020 Earnings Call November 5, 2020

Legal Disclaimer

This presentation contains forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements contained in this presentation include, but are not limited to, statements about: (i) the potential impact of the Coronavirus on our business and results of operations; (ii) growth of the wind energy market and our addressable market; (iii) the potential impact of the increasing prevalence of auction-based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; (iv) our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve or maintain profitability; (v) changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy; (vi) the sufficiency of our cash and cash equivalents to meet our liquidity needs; (vii) our ability to attract and retain customers for our products, and to optimize product pricing; (viii) our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; (ix) competition from other wind blade and wind blade turbine manufacturers; (x) the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns and product recalls; (xi) our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services in wind energy markets; (xii) our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget; (xiii) the impact of the accelerated pace of new product and wind blade model introductions on our business and our results of operations; (xiv) our ability to successfully expand our transportation business and execute upon our strategy of entering new markets outside of wind energy; (xv) worldwide economic conditions and their impact on customer demand; (xvi) our ability to maintain, protect and enhance our intellectual property; (xvii) our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; (xviii) the attraction and retention of qualified employees and key personnel; (xix) our ability to maintain good working relationships with our employees, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our employees; (xx) our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers and (xxi) the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2019.

The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

This presentation includes unaudited non-GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share-based compensation expense, any realized gains or losses from foreign currency remeasurement, any realized gains or losses on the sale of assets and asset impairments and restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures.

This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

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Q3 2020 Earnings Call
November 5, 2020 | 2

Q3 2020 Earnings Call November 5, 2020 Agenda 3 • Q3 2020 Highlights • Q3 2020 Financial Highlights • Wrap Up • Q&A • Appendix – Non - GAAP Financial Information

November 5, 2020 Q3 2020 Highlights

Q3 2020 Highlights

- Operating results and year-over-year comparisons to 2019:
  - Net sales were up 23.5% to $474.1 million for the quarter
  - Net income for the quarter was $42.4 million compared to net loss of $4.6 million
  - Adjusted EBITDA for the quarter was $49.1 million or 10.4% of net sales up 320 bps
- **GE**: extended our supply agreement in one of our Mexico plants by two years through 2022 and our supply agreement in Iowa through 2021. Added one additional manufacturing line in Mexico.
- **Nordex**: signed multi-year agreement for two manufacturing lines in our Chennai, India facility.
- **Vestas:** extended our Turkey agreement.
- Appointed Linda Hudson and Bavan Holloway to the Board.

Net Sales and Adjusted EBITDA ($ in millions)


$500
$250
$0
$384
$474
$27
$49
3Q19
3Q20
3Q19
3Q20

	3Q19	3Q20
Sets produced	858	1,038
Est. MW	2,491	3,576
Dedicated lines [1]	52	55
Lines installed [2]	48	54
Utilization [3]	88%	93%

1) Number of wind blade manufacturing lines dedicated to our customers under long-term supply agreements at the end of the period.
2) Number of wind blade manufacturing lines installed and either in operation, startup or transition at the end of the period.
3) Represents the percentage of wind blades invoiced during the period compared to the total potential wind blade capacity of manufacturing lines installed at the end of the period.

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Q3 2020 Earnings Call
November 5, 2020 | 5

Q3 2020 Earnings Call November 5, 2020 TPI Operating Imperatives 6 Relentless focus on operational excellence Turn speed into a competitive advantage – cut transition and startup time in half Innovate – continue to advance our composites technology Partner more deeply with our customers Reduce and balance cost of transitions with our customers Apply scale to expand material capacity, continuity of supply, and drive cost down Continue to build and develop world class team Drive ESG vision

Q3 2020 Earnings Call November 5, 2020 Global Operations Update – At or above capacity in all facilities for most of the quarter Global Service Transportation Supply Chain Wind Market Business Update 7

Q3 2020 Earnings Call November 5, 2020 Existing Contracts Provide for ~$5.1 Billion in Potential Revenue through 2024 8 Long - term Supply Agreements (1) Long - term supply agreements provide for estimated minimum aggregate volume commitments from our customers of approximately $ 2.9 billion and encourage our customers to purchase additional volume up to, in the aggregate, an e stimated total potential revenue of approximately $5.1 billion through the end of 202 4 Note: Our contracts with certain of our customers are subject to termination or reduction on short notice, generally with substantial penalties, and contain l iqu idated damages provisions, which may require us to make unanticipated payments to our customers or our customers to make payments to us. (1) As of November 5, 2020. The chart depicts the term of the longest contract in each location and does not include 2 lines operating under a short - term agreement for 2020 in China. 2020 2021 2022 2023 2024 China India Mexico Turkey U.S.

November 5, 2020 Q3 2020 Financial Highlights

Key Statement of Operations and Performance Indicator Data

(unaudited)

Key Statement of Operations Data	Three Months Ended September 30,				Change
(in thousands, except per share data)		2020		2019	%
Net sales	$	474,113	$	383,836	23.5%
Cost of sales	$	425,064	$	335,778	26.6%
Startup and transition costs	$	8,576	$	22,127	-61.2%
Total cost of goods sold	$	433,640	$	357,905	21.2%
Gross profit	$	40,473	$	25,931	56.1%
General and administrative expenses	$	9,263	$	10,608	-12.7%
Realized gain (loss) on foreign currency remeasurement	$	(17,127)	$	3,719	NM
Income tax benefit (provision)	$	32,338	$	(18,838)	NM
Net income (loss)	$	42,382	$	(4,571)	NM
Weighted-average common shares outstanding (diluted)		37,423		35,131	
Net income (loss) per common share (diluted)	$	1.13	$	(0.13)	
Non-GAAP Metric					
Adjusted EBITDA [(1)] *(in thousands)*	$	49,131	$	27,470	78.9%
Adjusted EBITDA Margin		*10.4%*		*7.2%*	*320 bps*
Key Performance Indicators (KPIs)					
Sets produced		1,038		858	*180*
Estimated megawatts		3,576		2,491	*1,085*
Utilization		93%		88%	*500 bps*
Dedicated wind blade manufacturing lines		55		52	*3 lines*
Wind blade manufacturing lines installed		54		48	*6 lines*

(1) See Appendix for reconciliations of non-GAAP financial data.

Key Highlights

- Net sales of wind blades increased by 27.8%
- 20% increase in the number of wind blades produced year over year
- Adjusted EBITDA of 10.4%
- Adjusted EBITDA was negatively impacted by approximately $8 million associated with the production volume lost and other costs related to COVID-19
- Realized loss on foreign currency remeasurement of $17.1 million primarily due to net Euro liability exposure against the Turkish Lira tpi

Q3 2020 Earnings Call

November 5, 2020 | 10

Q3 2020 Earnings Call November 5, 2020 Key Balance Sheet and Cash Flow Data (unaudited) 11 Key Highlights • Strong free cash flow during the quarter translated into $149 million of cash and cash equivalents • Net debt reduction of $53.2 million from Q2 • Significant cushion on debt covenants • Continued focus on cash conversion cycle (1) See Appendix for reconciliations of non - GAAP financial data. Key Balance Sheet Data September 30, December 31, (in thousands) 2020 2019 Cash and cash equivalents $ 149,422 $ 70,282 Accounts receivable $ 149,985 $ 184,012 Contract assets $ 211,569 $ 166,515 Operating lease right of use assets $ 168,590 $ 122,351 Total operating lease liabilities - current and noncurrent $ 191,120 $ 130,512 Accounts payable and accrued expenses $ 310,344 $ 293,104 Total debt - current and noncurrent, net $ 237,568 $ 141,389 Net debt (1) $ (89,311) $ (71,779) Key Cash Flow Data (in thousands) 2020 2019 Net cash provided by operating activities $ 60,870 $ 64,253 Capital expenditures $ 11,398 $ 21,353 Free cash flow (1) $ 49,472 $ 42,900 Three Months Ended September 30,

Q3 2020 Earnings Call November 5, 2020 Guidance 12 Q4 2020 Full Year 2020 Net Sales (1) $435 million to $455 million $1.64 billion to $1.66 billion Adjusted EBITDA (1, 2) $36 million to $46 million $90 million to $100 million (1) These numbers could be significantly impacted by COVID - 19. (2) See Appendix for reconciliations of non - GAAP financial data.

November 5, 2020 Wrap Up

Q3 2020 Earnings Call November 5, 2020 Wrap Up 14 • Our priority is the health and safety of our associates and their families as well as the communities in which they live • Continue to execute on our wind pipeline – approximately $950 million added in potential contract value • Exciting progress in global service and clean transportation • Continue to manage liquidity • Overall mission – Establishing 18GW of global wind blade capacity to drive $2 billion of annual wind revenue along with $500 million of annual transportation revenue over time and achieve double digit Adjusted EBITDA levels – Expect the future for wind energy will continue to strengthen – Plan to review and update our long - term goals to better reflect the opportunity we expect to see in wind long - term

November 5, 2020 Q&A

November 5, 2020 Appendix – Non - GAAP Financial Information This presentation includes unaudited non - GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share - based compensation expense, any realized gains or losses from foreign currency remeasurement, any realized gains or losses on the sale of assets and asset impairments and restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non - GAAP measures when we believe that the additional information is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See below for a reconciliation of certain non - GAAP financial measures to the comparable GAAP measures.

Q3 2020 Earnings Call November 5, 2020 Net income (loss) is reconciled to EBITDA and adjusted EBITDA as follows: Net debt is reconciled as follows: Free cash flow is reconciled as follows: Non - GAAP Reconciliations (unaudited) 17 (in thousands) 2020 2019 2020 2019 Net income (loss) 42,382$ (4,571)$ (24,211)$ (14,847)$ Adjustments: Depreciation and amortization 14,031 9,948 36,675 27,732 Interest expense (net of interest income) 3,093 2,087 7,409 6,278 Income tax provision (benefit) (32,338) 18,838 1,946 14,713 EBITDA 27,168 26,302 21,819 33,876 Share-based compensation expense 2,631 1,682 7,947 4,604 Realized loss (gain) on foreign currency remeasurement 17,127 (3,719) 18,095 1,050 Realized loss on sale of assets and asset impairments 2,160 3,354 5,518 10,561 Restructuring charges (reversals), net 45 (149) 343 3,725 Adjusted EBITDA 49,131$ 27,470$ 53,722$ 53,816$ Three Months Ended September 30, Nine Months Ended September 30, September 30, December 31, (in thousands) 2020 2019 Cash and cash equivalents 149,422$ 70,282$ 92,085$ Less total debt, net of debt issuance costs (237,568) (141,389) (142,652) Less debt issuance costs (1,165) (672) (723) Net debt (89,311)$ (71,779)$ (51,290)$ September 30, 2019 (in thousands) 2020 2019 2020 2019 Net cash provided by operating activities 60,870$ 64,253$ 33,865$ 62,735$ Less capital expenditures (11,398) (21,353) (53,428) (59,092) Free cash flow 49,472$ 42,900$ (19,563)$ 3,643$ Three Months Ended September 30, Nine Months Ended September 30,

Q3 2020 Earnings Call November 5, 2020 Non - GAAP Reconciliations (continued) (unaudited) A reconciliation of the low end and high end ranges of projected net loss to projected EBITDA and projected adjusted EBITDA for the fourth quarter 2020 and the full year 2020 is as follows: 18 (in thousands) Low End High End Low End High End Projected net loss (7,000)$ (4,000)$ (31,000)$ (28,000)$ Adjustments: Projected depreciation and amortization 11,500 13,500 48,000 50,000 Projected interest expense (net of interest income) 2,500 3,500 10,000 11,000 Projected income tax provision 25,500 27,500 27,500 29,500 Projected EBITDA 32,500 40,500 54,500 62,500 Projected share-based compensation expense 2,000 3,000 10,000 11,000 Projected realized loss on foreign currency remeasurement - - 18,000 18,000 Projected realized loss on sale of assets and asset impairments 1,500 2,500 7,500 8,000 Projected restructuring charges - - - 500 Projected Adjusted EBITDA 36,000$ 46,000$ 90,000$ 100,000$ (1) All figures presented are projected estimates for the periods noted. Q4 2020 Adjusted EBITDA Guidance Range (1) FY 2020 Adjusted EBITDA Guidance Range (1)